UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2013
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of 8x8, Inc. (the "Company") has appointed Vikram Verma as the new Chief Executive Officer of the Company effective September 9, 2013. Mr. Verma succeeds Bryan Martin as Chief Executive Officer. Mr. Martin has been appointed Chief Technology Officer effective September 9, 2013 and will continue to serve as the Company's Chairman. Mr. Verma, a director of the Company, resigned as a member of the Audit Committee and the Compensation Committee of the Board of Directors, effective September 9, 2013.

Mr. Verma, age 49, has served as a director of the Company since January 2012. From October 2008 to August 2013, Mr. Verma was the President of Strategic Venture Development at Lockheed Martin. In that role, he successfully identified and executed opportunities for monetizing existing Lockheed Martin technologies and programs in new global commercial markets through collaborative technology incubators, intellectual property portfolio licensing and strategic partnerships with international corporations. From 2006 to 2008, Mr. Verma was the President of the IS&GS Savi Group, a Lockheed Martin technology and information services division providing real-time supply chain management and security solutions for government and commercial markets worldwide. Previously, he was Chairman of the Board and CEO of Savi Technology, Inc. (Savi), a leader in RFID-based tracking and security solutions and a pioneer in cloud-based managed service offerings. Savi was acquired by Lockheed Martin in 2006. Mr. Verma holds a B.S.E.E. degree from the Florida Institute of Technology, a M.S.E degree from University of Michigan in electrical engineering, and the graduate degree of Engineer in electrical engineering from Stanford University. In addition, he has also attended executive management programs at the Harvard Business School, Stanford University Graduate School of Business and the University of California at Berkeley Haas School of Business.

In connection with his appointment as Chief Executive Officer, the Company and Mr. Verma have entered into an employment letter agreement dated September 9, 2013 (the "Employment Agreement"). Under the terms of the Employment Agreement, Mr. Verma is being employed by the Company on an at-will basis at a current annual base salary of $400,000. Commencing with the Company's 2015 fiscal year, Mr. Verma will be eligible to participate in the Company's Management Incentive Plan, with a target annual bonus of 100% of his annual base salary. Any bonus earned under the Management Incentive Plan will be paid to Mr. Verma in the form of restricted stock units ("RSUs") granted pursuant to the Company's 2012 Equity Incentive Plan (the "2012 Plan"). In addition, Mr. Verma has been granted the following awards of stock-based compensation under the 2012 Plan:

  An option to purchase up to 300,000 shares of the Company's common stock ("Common Stock") at an exercise price per share equal to the closing price of the Common Stock on the grant date. The option vests as to one-fourth of the shares on the first anniversary of Mr. Verma's start date and as to 1/36th of the remaining shares at the end of each consecutive month thereafter, subject to continued service.

  RSUs for 100,000 shares of Common Stock (the "Time-Based Vesting Shares"), which vest in full six months after the grant date, subject to continued service.

  RSUs for 103,500 shares of Common Stock (the "Stock Performance Shares"), which are subject to two vesting conditions: (A) none of the RSUs vest unless and until the average closing price of the Common Stock exceeds 150% of its closing price on the grant date for at least one period of 30 consecutive trading days during the four-year period following the grant date; and (B) if condition (A) is met, then 25% of the RSUs will vest on each consecutive anniversary of the grant date, subject to continued service.

  RSUs for 107,100 shares of Common Stock (the "TSR Performance Shares"), which will vest subject to continued service and the performance of the price per share of the Common Stock relative to the NASDAQ Composite Index (^IXIC) over the following three measurement periods: (A) 25% of the TSR Performance Shares can be earned between the grant date and March 31, 2015; (B) 50% of the TSR Performance Shares can be earned between the grant date and March 31, 2016; and (C) 25% of the TSR Performance Shares can be earned between the grant date and March 31, 2017; where, in each such measurement period, (1) if the performance return on the price per share of Common Stock exceeds the performance return on the NASDAQ Composite Index (determined by subtracting the percentage return on the NASDAQ Composite Index from the percentage return on the price per share of the Common Stock), then all of the TSR Performance Shares for that measurement period will be deemed earned; (2) if the performance return on the Common Stock is more than 50% lower than the performance return on the NASDAQ Composition Index, then none of the TSR Performance Shares for that measurement period will be deemed earned; and (3) if the performance return on the price per share of Common Stock is between 0% and 50% lower than the performance return on the NASDAQ Composite Index, then the number of TSR Performance Shares deemed earned for that measurement period will be reduced by 2% for each 1% by which the performance return on the NASDAQ Composite Index exceeds the performance return on the Common Stock.

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Mr. Verma has agreed to acquire and retain an ownership interest in Common Stock which is equal in value to three times the amount of his initial base salary by the fifth anniversary of his start date.

If Mr. Verma resigns from the Company without "good reason" or his employment is terminated by the Company for "cause" (as each term is defined in the Employment Agreement), he will not be entitled to any compensation or benefits from the Company beyond what he has earned through the date of termination.

If Mr. Verma resigns from the Company for good reason or his employment is terminated without cause or by reason of his death or incapacity, provided he signs a general release of claims, in addition to all pay and benefits otherwise due on termination, he will be entitled to: (1) premiums necessary to continue group health insurance under COBRA or comparable coverage until the earlier of 18 months after his employment termination date and the date he first becomes eligible to participate in another employer's group health insurance plan; (2) the prorated portion of any Management Incentive Plan bonus that he would have earned, if any, during the fiscal year if and when such bonuses are paid to continuing employees; and (3) vesting of his unvested initial equity awards will be accelerated by 12 months from the termination date with respect to any stock and any RSUs with exclusively-time-based vesting or for which only time-based vesting conditions remain as of the termination date.

Upon a "Change-in-Control" (as defined in the Employment Agreement), vesting of the Initial Equity Awards is subject to acceleration as follows:

  Any unvested Time- Based Vesting Shares will vest in full on the closing date of the Change-in-Control transaction.

  If the stock price condition applicable to the Stock Performance Shares has been met (based on the price per share of Common Stock being paid in such transaction), vesting will accelerate with respect to the percentage of then unvested RSUs still subject to the time-based condition which equals 100% times the quotient of the number of months from the grant date to such closing date divided by 48, and the remainder of the unvested RSUs will continue to vest in accordance with the original vesting schedule, subject only to continued service subsequent to the Change-in-Control.

  Any TSR Performance Shares for which the performance conditions have been met as of the closing date (based on the price per share of Common Stock being paid in such transaction) will be settled by delivery of the corresponding number of shares of Common Stock, and all other unvested TSR Performance Shares will vest over the remainder of the original period expiring March 31, 2017, subject only to continued service subsequent to the Change-in-Control with no further performance conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2013

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary